Exhibit 31.2

FORM 10-Q CERTIFICATION

I, Maury Austin, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-Q of MIPS Technologies, Inc. (this "Amendment"); and

2.
Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment.

Date: May 13, 2009	By:	/s/ MAURY AUSTIN Maury Austin Vice President and Chief Financial Officer, MIPS Technologies, Inc.